Exhibit 10.19

SPONSORED RESEARCH AGREEMENT (NON-CLINICAL)

This agreement ("AGREEMENT") is dated as of March 23 , 2012 (the “EFFECTIVE DATE”) by and between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, contracting for and on behalf of the University of Colorado Denver, a public institution of higher education created under the Constitution and the Law of the State of Colorado (hereinafter referred to as “UNIVERSITY") with administrative offices at University of Colorado Denver, Office of Grants and Contracts, Mail Stop F428, Anschutz Medical Campus Bldg 500, W1126, 13001 E 17th Place, Aurora, Colorado 80045 and Omni Bio Pharmaceutical, Inc. (hereinafter referred to as "Sponsor"), having a principal place of business at 5350 South Roslyn, Suite 430 Greenwood Village, CO 80111, referred to individually as Party or collectively as Parties.

WHEREAS, the research program contemplated by this AGREEMENT is of mutual interest and benefit to UNIVERSITY and SPONSOR, and will further the instructional and research objectives of UNIVERSITY in a manner consistent with its status as a non-profit educational institution.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1 - STATEMENT OF WORK

UNIVERSITY agrees to perform a program of scientific research (“RESEARCH”) as described in the Statement of Work ("STATEMENT"), a copy of which is attached to this AGREEMENT as Exhibit A.

ARTICLE 2 - INDEPENDENT CONTRACTOR

UNIVERSITY'S relationship to SPONSOR under this AGREEMENT will be that of an independent contractor and not an agent, joint venture or partner of SPONSOR.

ARTICLE 3 - PRINCIPAL INVESTIGATOR

The RESEARCH will be supervised by Charles A. Dinarello ("INVESTIGATOR") at UNIVERSITY.  If, for any reason INVESTIGATOR is unable to continue to serve as Principal Investigator and a successor acceptable to both UNIVERSITY and SPONSOR is not available, the AGREEMENT will be terminated in accordance with Article 7 below.

ARTICLE 4 - CONSIDERATION

In consideration of the foregoing, SPONSOR will pay UNIVERSITY a fixed price sum of One Hundred Five Thousand dollars ($105,000).   Such fixed price shall include all indirect costs.  Payment will be made to UNIVERSITY by SPONSOR upon execution of this AGREEMENT.  Payments shall be made and mailed to:

University of Colorado Denver
Grants and Contracts, # 121769-CD
PO Box 910238
Denver, CO  80291-0238

- Page 1 -

ARTICLE 5 - PERIOD OF PERFORMANCE

The RESEARCH will be conducted during a one (1) year period effective on October 1, 2011, (“Effective Date”) and concluding on or before October _1, 2012.  SPONSOR may renew this AGREEMENT for subsequent periods upon written amendment executed by the Parties.

ARTICLE 6 - RESEARCH REPORTS

UNIVERSITY will provide SPONSOR with periodic written progress reports on the RESEARCH on a quarterly basis.   INVESTIGATOR and other participating UNIVERSITY personnel shall meet with SPONSOR, either by telephone or at UNIVERSITY’s facilities, as reasonably requested by SPONSOR.   In addition, UNIVERSITY will provide SPONSOR with a final report on such RESEARCH within sixty (60) days of termination of this AGREEMENT.

ARTICLE 7 - TERMINATION

Either Party may terminate this AGREEMENT upon thirty (30) days written notice to the other Party with no further obligation of the Parties.    In the event this AGREEMENT is terminated, those clauses which by their nature should survive termination of this AGREEMENT and Articles 8, 9, 10, 11, 12, and 13 shall survive termination.

ARTICLE 8 - CONFIDENTIAL INFORMATION

"Confidential Information" ("INFORMATION") shall mean all information provided by one Party to the other and clearly identified in writing as confidential by the transmitting Party at the time of disclosure or which by the nature of the information or circumstances surrounding its disclosure would reasonably be understood to be confidential.  Specifically excepted from this definition is all information:  (a) known by the receiving Party at the time of disclosure, whether such disclosure was prior to or following the EFFECTIVE DATE; (b) publicly disclosed except by breach of this AGREEMENT; (c) rightfully received by the receiving Party from a third party without an  obligation of confidence; (d) independently developed by the employees or agents of either Party without any knowledge of or reliance upon the INFORMATION provided by the other Party;  or (e) is required to be disclosed pursuant to any judicial or government request, requirement or order or other legal requirement, provided that the party required to make such disclosure takes reasonable steps to provide the other party with sufficient prior notice in order to allow the other party to contest such request, requirement or order.  The Party receiving the INFORMATION agrees to hold that INFORMATION in trust and confidence for the transmitting Party, using the same care and discretion that the receiving Party uses with similar INFORMATION which it considers confidential, but in no event using less than reasonable care.  The receiving Party will not use INFORMATION other than for the benefit of the two Parties except as provided herein.    The receiving Party will not disclose such INFORMATION without authorization from the other Party, except as may be provided for in Article 9 regarding publication.  This provision shall remain in effect during the term of this AGREEMENT and for five (5) years thereafter.

- Page 2 -

ARTICLE 9 - PUBLICATION AND OTHER USE

UNIVERSITY shall be free to use the results of the subject RESEARCH (“RESULTS) for its own teaching, patient care, internal noncommercial (i.e. not for the benefit of any third party commercial partner during the term of this AGREEMENT and in any case subject to SPONSOR’s rights under Articles 8 and 10 of this AGREEMENT) research and publication purposes; subject to SPONSOR’S rights in this Article 9.   UNIVERSITY shall submit to SPONSOR for its review, a copy of the proposed publication or presentation resulting from the subject RESEARCH at least thirty (30) days prior to the date of submission for publication or presentation, and agrees to consider in good faith all comments received during that time.  Other than the RESULTS, UNIVERSITY shall not include in any such publication or presentation any INFORMATION of SPONSOR provided that SPONSOR shall not prevent use of information necessary to enable the complete and accurate publication of RESULTS.  If SPONSOR determines that the proposed publication contains patentable subject matter requiring protection, SPONSOR may require the delay of the publication for a period of time not to exceed an additional sixty (60) days for the purpose of allowing the pursuit of such protection.  SPONSOR shall be free to use the RESULTS for any legitimate purpose, subject to any patent or other intellectual property rights held by UNIVERSITY.

ARTICLE 10 - INVENTIONS

a)
Title to Inventions. It is recognized and understood that certain existing inventions and technologies are the separate property of SPONSOR or UNIVERSITY and are not affected by this AGREEMENT, and neither Party shall have any claims to or rights in such separate inventions and technologies of the other except as necessary to conduct the research contemplated by this AGREEMENT. Any new invention, development, or discovery resulting from the subject RESEARCH ("INVENTION") shall be promptly disclosed in writing to SPONSOR.  Inventorship of any such INVENTION shall be determined in accordance with U.S. patent law, or by mutual agreement based upon the relative contributions of the Parties if the INVENTION is not patentable. Title to INVENTIONS shall reside with SPONSOR if SPONSOR personnel are the sole inventors, with UNIVERSITY if UNIVERSITY personnel are the sole inventors, and will be held jointly if UNIVERSITY and SPONSOR personnel are both inventors.

b)
Option.  To the extent that UNIVERSITY owns the rights of sole or joint title in an INVENTION, SPONSOR is hereby granted, without option fee other than the consideration of the research sponsored herein and the reimbursement of all patent expenses related to the INVENTION incurred by UNIVERSITY prior to and during the option period, an option to acquire an exclusive, worldwide, fee and royalty-bearing license of UNIVERSITY's rights to any INVENTION, which option shall extend for ninety (90) days from the later of (i) termination or expiration of this AGREEMENT and (ii) SPONSOR's receipt of an INVENTION disclosure.

c)
License Negotiation.  If SPONSOR notifies UNIVERSITY in writing of its exercise of the option within the option period, then the option period shall be extended for an additional ninety (90) days during which time the parties will proceed in good faith to negotiate a license agreement. Royalties and other terms of the license will be negotiated in good faith and shall be commercially reasonable and consistent with general industry practice. If SPONSOR does not exercise its option within the option period, or notifies UNIVERSITY that it will not exercise its option, or the Parties fail to sign a license agreement within the extended option period, then SPONSOR shall no longer have any claim to UNIVERSITY's rights in the subject INVENTION; provided, that if SPONSOR has timely exercised its option and the parties have failed to negotiate and sign a license agreement within the extended option period, UNIVERSITY shall not transfer or license the INVENTION to any third party on terms more favorable to the licensee than last offered by UNIVERSITY to SPONSOR for a period of one year following the termination of negotiations.. Any license granted to SPONSOR shall reserve for UNIVERSITY the right to use the licensed INVENTION for UNIVERSITY’s patient care, teaching, internal noncommercial research  and publication (subject to  the publication provisions set forth in any such license)  purposes.

- Page 3 -

ARTICLE 11 - INDEMNITY AND INSURANCE

SPONSOR agrees to indemnify, hold harmless and defend UNIVERSITY, its officers, employees, and agents against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out SPONSOR’s use of the RESULTS or SPONSOR’s negligence or willful misconduct; provided, however, that SPONSOR shall not be responsible for UNIVERSITY's negligence or willful misconduct.  SPONSOR shall maintain in force at its sole cost and expense, with reputable insurance companies, insurance of a type and in an amount reasonably sufficient to protect against liability hereunder.  UNIVERSITY shall have the right to request the appropriate certificates of insurance from SPONSOR for the purpose of ascertaining the sufficiency of such coverage.

ARTICLE 12 - USE OF A PARTY'S NAME

Neither Party will, without the prior written consent of the other Party:  (a) use in advertising, publicity or otherwise, the name of any employee or agent, any trade-name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other Party, or (b) represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party or that it is made in accordance with or utilizes the information or documents of the other Party, except that UNIVERSITY may acknowledge SPONSOR's support in academic publications prepared in accordance with Article 9.

ARTICLE 13 - NOTICE

Any notice or other communication required or permitted under this AGREEMENT will be in writing and will be deemed given as of the date it is:  (a) delivered by hand, or (b) mailed, postage prepaid, first class, certified mail, return receipt requested, to the Party at the address listed below or subsequently specified in writing, or (c) sent, shipping prepaid, return receipt requested, by national courier service, to the Party at the address listed below or subsequently specified in writing:

- Page 4 -

As to UNIVERSITY:	University of Colorado Denver | Anschutz Medical Campus
Office of Grants and Contracts
Mail Stop F428, Bldg. 500, W1131B
13001 E. 17th Place
Aurora, CO 80045
Attn: Pamela J. Jones
OGC.Contracts@UCDenver.edu

With Copy to:	Charles A. Dinarello, MD
University of Colorado Denver
SOM Infectious Diseases Division
Mail Stop B168
Research Complex II, Room 11003
Aurora, CO 80045
cdinare333@aol.com

As to SPONSOR:	Omni Bio Pharmaceutical, Inc.
5350 S. Roslyn Street, Suite 430
Greenwood Village, CO 80111
Attn: James Crapo, Chief Executive Officer

ARTICLE 14 - ENTIRE AGREEMENT

This AGREEMENT and all attached Exhibits contain the entire AGREEMENT and understanding between the Parties as to its subject matter.  It merges all prior discussions between the Parties and neither Party will be bound by conditions, definitions, warranties, understandings, or representations concerning such subject matter except as provided in this AGREEMENT or as specified on or subsequent to the effective date of this AGREEMENT in a writing signed by properly authorized representatives of the Parties.  This AGREEMENT can only be modified by written agreement duly signed by persons authorized to sign agreements on behalf of both SPONSOR and UNIVERSITY.

ARTICLE 15 - WAIVER

The failure of a Party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the Party's failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

ARTICLE 16 - SEVERANCE

Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

- Page 5 -

ARTICLE 17 - GOVERNING LAW

The construction and performance of this AGREEMENT will be governed by the laws of the State of Colorado.

ARTICLE 18 - TITLES

All titles and articles headings contained in this AGREEMENT are inserted only as a matter of convenience and reference.  They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.

ARTICLE 20 - ASSIGNMENT

Neither Party may assign, delegate or otherwise transfer any of its rights or obligations under this AGREEMENT without the prior written consent of the other Party; provided, however, that SPONSOR  may assign this AGREEMENT to a successor in connection with the sale of all or substantially all of the business of SPONSOR, whether by asset sale, merger, reorganization or otherwise.

IN WITNESS WHEREOF, the Parties hereunto set their hands and seals.

THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, contracting for and on behalf of the University of Colorado Denver

By: ________________________________
Name:    Adelita J. DeHerrera
Title:    Contracts Manager

Date executed:  _______________________
SPONSOR By: __________________________________ Name: Robert Ogden Title: Chief Financial Officer Date executed: ________________________

Acknowledged by Principal Investigator: ______________________________________

Name: Charles A. Dinarello

- Page 6 -

EXHIBIT A - STATEMENT OF WORK

- Page 7 -